    As filed with the Securities and Exchange Commission on December 19, 2000

                                                  Registration No. 333
                                                                      ----------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              AETHER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                52-2186634
       (State or other jurisdiction of                 (I.R.S. employer
       incorporation or organization)               identification number)

                              11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117
                    (Address of Principal Executive Offices)

                                 (410) 654-6400
              (Registrant's telephone number, including area code)

                AETHER SYSTEMS, INC. ACQUISITIONS INCENTIVE PLAN
                            (Full title of the plan)

                                  DAVID S. OROS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              AETHER SYSTEMS, INC.
                              11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 654-6400
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                 With a copy to:

                             R. SCOTT KILGORE, ESQ.
                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                Title of
                               Securities      Amount   Proposed Maximum      Proposed Maximum      Amount of
                                 to be         to be     Offering Price      Aggregate Offering    Registration
     Name of Plan              Registered    Registered   Per Share (1)           Price (1)          Fee (1)
---------------------------------------------------------------------------------------------------------------
Aether Acquisitions         Common Stock,    1,900,000       $47.875             $90,962,500         $24,015
Incentive Plan (the         $.01 par value
"Acquisitions Plan")
---------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of 1,900,000 shares issuable pursuant to the plan and, $47.875, the average of the high and low prices reported in the Nasdaq Stock Market on December 18, 2000. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Aether Systems, Inc. (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the SEC or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       ITEM 3. Incorporation of Documents by Reference

       The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

       (a)     The Company's Annual Report on Form 10-K filed March 24, 2000.

       (b) The Company's Quarterly Reports on Form 10-Q filed May 15, 2000, August 14, 2000 and November 14, 2000; and the Company's Reports on Form 8-K filed April 14, 2000 (as amended) and September 28, 2000.

       (c) The description of the Company's Common Stock which is incorporated by reference in the Prospectus on Form 424B3 filed by the Company on September 27, 2000, including any amendment or report filed for the purpose of updating such description.

       ITEM 4. Description of Securities

       Not applicable.

       ITEM 5. Interests of Named Experts and Counsel

       The validity of the shares of Company Common Stock that may be issued under options granted under the Acquisition Plan is being passed upon for the Company by Wilmer, Cutler & Pickering. George P. Stamas, a member of the Board of Directors, is a consultant to Wilmer, Cutler & Pickering. Mr. Stamas owns options to purchase 12,550 shares of Common Stock, and he holds a non-voting interest in Telcom-ATI Investors, which owns 4,951,274 shares of common stock.

       ITEM 6. Indemnification of Directors and Officers

       Under Section 145 of the General Corporate law of the State of Delaware, Aether Systems has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Aether Systems' bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

       Aether's certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes



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

elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Aether and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Aether, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

       Aether also has obtained a policy of directors' and officers' liability insurance that insures Aether's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

       ITEM 7. Exemption from Registration Claimed

       Not applicable.

       ITEM 8. Exhibits

       The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

       ITEM 9. Undertakings

       (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                             (i)    To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange
       Act) that is incorporated by reference in this Registration Statement shall


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

       be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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


                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Owings Mills, Maryland on the 19th day of December, 2000.

                                                   AETHER SYSTEMS, INC.

                                                   By:

                                                   /s/ David S. Oros
                                                   -----------------
                                                   David  S. Oros
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints David S. Oros and David
C. Reymann as his or her true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                               Title                                Date
    ---------                               -----                                ----

/s/ David S. Oros                   Chairman of the Board and              December 19, 2000
-----------------                   Chief Executive Officer
David S. Oros



/s/ David C. Reymann                Chief Financial Officer (Principal     December 19, 2000
--------------------                Accounting and Financial Officer)
David C. Reymann



/s/ J. Carter Beese                 Director                               December 19, 2000
-------------------
J. Carter Beese, Jr.



                                    Director                               December   , 2000
-----------------------
Frank A. Bonsal, Jr.


                                    Director                               December   , 2000
-----------------------
Mark D. Ein



/s/ Rahul C. Prakash                Director                               December 19, 2000
--------------------
Rahul C. Prakash



/s/ Janice M. Roberts               Director                               December 19, 2000
----------------------
Janice M. Roberts



                                    Director                               December   , 2000
-----------------------
Dr. Rajendra Singh



                                    Director                               December   , 2000
-----------------------
George P. Stamas



/s/ Devin N. Wenig                  Director                               December 19, 2000
-------------------
Devin N. Wenig



Thomas E. Wheeler                   Director                               December 19, 2000
-----------------
Thomas E. Wheeler



Robin T. Vassan                     Director                               December 19, 2000
----------------
Robin T. Vassan


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


                                  EXHIBIT INDEX


EXHIBIT
NUMBER DESCRIPTION
------------------
4.1         Aether Acquisitions Incentive Plan

5 Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

23.1        Consent of KPMG LLP

23.2        Consent of PricewaterhouseCoopers LLP

23.3        Consent of KPMG LLP

23.4        Consent of KPMG LLP

24          Power of attorney (included on signature pages of this Registration
            Statement)



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